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                                                                 Exhibit 10.26
                               TRUST AGREEMENT

     This Trust Agreement made as of April 17, 1998, by and between Hall, Kinion & Associates, Inc., a Delaware corporation (hereinafter called "Company"), and First American Trust Company, a financial institution organized and existing under the laws of the State of California (hereinafter called "Trustee").

                                 WITNESSETH:

     WHEREAS, certain executives of the Company participate in the Hall, Kinion & Associates, Inc. Deferred Compensation Plan (the "Plan") pursuant to which such individuals (the "Participants") have the opportunity to defer payment of their salary and bonuses each year.

     WHEREAS, it is anticipated that substantial amounts of compensation will be deferred under the Plan and the accumulation of such deferred compensation will represent a significant liability of the Company.

     WHEREAS, the Company will establish an account or accounts for each Participant on its books and records to which there will be credited the amount of compensation such individual defers under the Plan plus any special contributions made by the Company under the Plan, together with the investment return to which such individual is entitled on the deferred sum.

     WHEREAS, the deferred amounts plus any special contributions made by the Company under the Plan and any investment return on such amounts are to be paid to the Participant at such time or times (the "Deferred Payments") as the Participant has specified in his or her election forms under the Plan.

     WHEREAS, the Company deems it advisable to establish an irrevocable trust to which the Company shall transfer assets from time to time in order to accumulate resources from which the Deferred Payments shall be made as they become due under the Plan.

     RESOLVED, that the parties hereby establish this Trust to which the Company shall transfer assets from time to time for the purpose of accumulating resources to satisfy, in whole or in part, its liability for the Deferred Payments under the Plan. The assets so transferred, together with all income and earnings thereon and all increments thereto, shall constitute the Trust Fund, and the Trustee shall hold the Trust Fund for the uses and purposes and upon the terms and conditions of this Trust Agreement.

                                  ARTICLE I

                               THE TRUST FUND

     1.1 The Company hereby deposits in trust with the Trustee the principal sum of Five Hundred Dollars ($500.00) to comprise the initial Trust Fund. Such Trust Fund shall be held, administered, managed and distributed by the Trustee in accordance with the provisions of this Trust Agreement. From time to time during the term of the Trust, the Company shall deposit additional sums with the Trustee to be held as part of the Trust Fund hereunder for the uses and
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purposes specified herein. Such additional deposits shall be made at such times and in such amounts as the Company's Board of Directors (the "Board") shall deem appropriate in its sole discretion, and the Trustee shall have no responsibility or obligation to compute or collect any contributions or other deposits to be made by the Company to the Trust Fund.

     1.2 Any and all contributions made by the Company to the Trust Fund shall be paid over to the Trustee in cash or in any other form of property acceptable to the Trustee. All contributions so received, together with all income and earnings thereon and all increments thereto, shall constitute the Trust Fund.

     1.3 The Trustee shall have the exclusive authority to control and manage the assets of the Trust Fund in accordance with the provisions of Article IV and shall manage and administer the Trust Fund without distinction between principal and income and without liability for the payment of interest thereon. The Trustee shall not be responsible in any way for the operation and administration of the Plan. All responsibility and authority for the operation and administration of the Plan shall be vested exclusively with a committee (the "Plan Administrator") appointed by, and serving at the pleasure of, the Board.

     1.4 The Trust hereby established shall be irrevocable and shall be administered as a grantor trust of the Company pursuant to the provisions of Sections 671 and 677 of the Internal Revenue Code of 1986, as amended (the "Code").

     1.5 The Trust Fund shall at all times be held by the Trustee as property separate and apart from all other assets and funds of the Company. The Trust Fund shall be used exclusively for the purpose of effecting the Deferred Payments in accordance with the provisions of this Trust Agreement and in defraying the reasonable expenses and costs incurred by the Trustee in the administration of the Trust Fund, until all the Deferred Payments which are to be effected pursuant to this Trust Agreement shall have been made; provided,
                                                                   --------
however, that the Trust Fund shall at all times be subject to the claims of the Company's general creditors pursuant to the provisions of Article III. The Company, however, shall be reduced only to the extent one or more Deferred Payments are actually made from the Trust Fund.

     1.6 The Company's obligation to make the Deferred Payments pursuant to the Plan shall at all times remain an unfunded and unsecured contractual obligation, and no Participant shall have any preferred or senior claim or beneficial ownership interest in or to any assets of the Trust Fund. Any right the Participant may have to receive one or more Deferred Payments shall be that of an unsecured creditor of the Company.

                                 ARTICLE II

                              DEFERRED PAYMENTS

     2.1 Provided the Company is not at the time Insolvent (within the meaning of Section 4.1), the Trustee shall from time to time, upon the written directives of the Plan Administrator, distribute from the Trust Fund one or more Deferred Payments due under the Plan to such individuals, in such amounts and at such times as may be specified in the directives. Each distribution so made shall be deducted from and charged against the Trust Account of the Participant to whom the Deferred Payment is distributed.

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     2.2  The Trustee shall be obligated to make the Deferred Payments out of the Trust Fund in accordance with the most recent payment schedule in effect for each Participant, provided the Company is not otherwise at the time Insolvent. Each such Deferred Payment shall be adjusted for additional investment earnings to which the Participant may become entitled under the Plan for the period prior to payment, and the amount of such Deferred Payment shall, upon distribution by the Trustee, be deducted from and charged against the Participant's Trust Account.

     2.3 The Trustee shall incur no liability for making any distribution in accordance with directives received pursuant to the provisions of Section 3.1 or
Section 3.2 and shall be under no duty to make inquiry as to whether any distribution effected in accordance with such directives is made pursuant to the provisions of the Plan. The Trustee shall not be liable for the proper application of any part of the Trust Fund to the extent distributions are made in accordance with Section 3.1 or Section 3.2, nor shall the Trustee be responsible for the adequacy of the Trust Fund to meet and discharge the obligations and liabilities of the Company under the Plan.

     2.4 The Trustee shall be responsible for the collection of all federal and state income tax withholding requirements applicable to each distribution, provided the Plan Administrator furnishes the Trustee with information about each Participant that is necessary for calculating the amount of the withholding taxes.

     2.5 The Trustee may make any distributions required to be made hereunder by mailing a check for the amount thereof to the person to whom such distribution is to be made at such address as may have last been furnished to the Trustee, or if no such address shall have been so furnished, to such person in care of the Company at its principal office.

     2.6 Should the Trustee determine that the individual Trust Accounts maintained for one or more Participants do not at the time have a sufficient balance to make all the Deferred Payments then due and payable to such Participants, then the Trustee shall nevertheless make the Deferred Payments to one or more of such participants to the extent there are sufficient assets in each of their individual Trust Accounts and shall promptly notify the Plan Administrator of any existing deficiency. The Company shall correct the specified deficiency by making payments out of its general assets to each affected Participant.

     2.7 Should it be determined, whether by final decision of a court of competent jurisdiction or by closing agreement under Code Section 7121 between the Internal Revenue Service and the Participant, that the Participant will, by reason of his or her interest in the Plan, recognize taxable income under the federal tax laws before the date the corresponding Deferred Payment or Payments would otherwise be made to such Participant pursuant to the Plan, the Plan Administrator shall thereupon provide written directives to the Trustee to distribute out of the Trust Account maintained for such Participant, as soon as administratively feasible, whichever of the following amounts the Plan Administrator in its sole discretion deems appropriate under the circumstances:

          (i) an amount equal to the federal, state and local income tax liability incurred by the Participant with respect to such taxable income, or

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          (ii) one or more Deferred Payments equal to the full amount of such taxable income.

     2.8 Should the Company receive an opinion of counsel, in form and substance satisfactory to the Plan Administrator, that:

          (i) on the basis of a published regulation, ruling or other general announcement of the Internal Revenue Service, the existence of the Trust Fund will result in the immediate recognition of taxable income by the individuals for whom the Trust Accounts are maintained hereunder, or

          (ii) on the basis of a published regulation or other general announcement or advisory opinion of the U.S. Department of Labor, the existence of the Trust Fund will result in the characterization of the Plan as a funded employee pension plan under Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), then the Trust shall immediately terminate and the Plan Administrator shall thereupon provide written directives to the Trustee to liquidate the assets of the Trust Fund to the extent necessary to distribute to each Participant, as soon as administratively feasible, sufficient cash proceeds to effect payment of whichever of the following amounts the Plan Administrator in its sole discretion deems appropriate under the circumstances:

               (A) the amount necessary to satisfy the federal, state and local income tax liability incurred by the Participant with respect to his or her Trust Account, or

               (B) the amount necessary to pay off the entire balance then outstanding in such Participant's Trust Account.

     Such distribution shall be made notwithstanding any payment elections to the contrary that the Participants may otherwise have outstanding under the Plan. Any remaining proceeds of the Trust Fund shall then be paid to the Company.

                                 ARTICLE III

                             COMPANY INSOLVENCY

     3.1 The Company shall be considered "Insolvent" for purposes of this Trust Agreement if:

          (i) The Company shall (A) admit in writing its inability to pay its debts generally as they become due, (B) commence voluntary proceedings under any applicable bankruptcy, insolvency or other debtor-relief law now or hereafter in effect, (C) make a general assignment of its assets for the benefit of its creditors, (D) consent to the appointment of a receiver for itself or any substantial part of its property, (E) consent to the relief sought in any involuntary proceedings under any applicable bankruptcy, insolvency or other debtor-relief law now or hereafter in effect or (F) take corporate action in furtherance of any of the aforesaid purposes; or

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          (ii) There shall be entered by a court of competent jurisdiction any order, decree or other for relief with respect to the Company: (A) in any involuntary proceedings against the Company under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or (B) appointing, without the consent of the Company, a receiver for the Company or any substantial portion of its property, or (C) approving the commencement of involuntary proceedings filed against the Company under any applicable law now or hereafter in effect seeking the winding-up or liquidation of the Company, and in any such instance the order or decree so entered shall not be vacated or set aside or stayed within sixty (60) days after the date of entry thereof.

     3.2 At all times during the term of this Trust, the Trust Fund shall be subject to claims of the general creditors of the Company as hereinafter set forth. At any time the Trustee has actual knowledge (or otherwise determines) that the Company is Insolvent, the Trustee shall cease all further Deferred Payments to Participants and shall thereafter hold the Trust Fund solely and exclusively for distribution in payment and satisfaction of any and all claims of the Company's creditors as a court of competent jurisdiction may direct.

     3.3 The Company's Chief Financial Officer and the Board shall each have the affirmative duty to provide immediate written notice to the Trustee in the event the Company should become Insolvent. Should the Chief Financial Officer or the Board provide such written notice to the Trustee, or should one or more creditors of the Company allege in writing to the Trustee that the Company has become Insolvent, then the Trustee shall, within thirty (30) days after receipt of such notice or allegation, make an independent determination as to whether the Company is in fact Insolvent. Pending such determination, the Trustee (i) shall make no further Deferred Payments to Participants under the Plan, (ii) shall hold the Trust Fund for the benefit of the Company's creditors and (iii) shall not resume Deferred Payments to Participants in accordance with Article II of this Trust Agreement until such time (if ever) as (A) the Trustee determines that the Company is not Insolvent (or that the Company is no longer Insolvent, if the Trustee initially determines the Company to be Insolvent) or (B) the Trustee is ordered to make the Deferred Payments by a court of competent jurisdiction.

     3.4 Unless the Trustee has actual knowledge that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent or to make any independent investigation thereof. The Trustee may in all events rely on such available evidence concerning the Company's solvency and financial condition as may provide the Trustee with a reasonable basis for determining the Company's solvency.

     3.5 Nothing in this Trust Agreement shall adversely affect or in any manner diminish the rights of any Participant to pursue his or her rights as a general creditor of the Company with respect to all amounts credited to his or her book account or accounts under the Plan.

     3.6 Should the Trustee discontinue the distribution of Deferred Payments out of the Trust Fund to one or more Participants pursuant to Section 4.3 and subsequently determine, upon a finding that the company is not (or is no longer) Insolvent, that Deferred Payments should subsequently be resumed, then the first Deferred Payment to each of the affected Participants that is made out of the Trust Fund after such period of discontinuance shall be an amount equal to the difference between (i) the aggregate Deferred Payments that would have otherwise been

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distributed out of the Trust Fund to such Participant (together with any investment return on the unpaid amount to which the Participant is entitled under the Plan) had there been no such discontinuance and (ii) the aggregate Deferred Payments (if any) paid to the Participant out of the Company's general assets during such period of discontinuance in lieu of the distributions provided for hereunder. The Trustee shall be entitled to assume that no such payments were made by the Company unless, prior to making the payment hereunder, the Trustee receives a written certification from the Plan Administrator, in which there is specified the amount of Deferred Payments made to each Participant by the Company during the period of discontinuance.

                                 ARTICLE IV

                               TRUSTEE POWERS

     4.1 Except to the extent the Plan Administrator provides written directives to the Trustee to purchase or sell specific investment assets that are to serve as the measure of the investment return on one or more Trust Accounts, the Trustee shall have the exclusive authority and responsibility to invest and reinvest the assets of the Trust Fund in accordance with the general investment guidelines provided from time to time in writing by the Plan Administrator (the "Investment Guidelines").

     4.2 To the extent the Plan Administrator provides specific directives for the purchase or sale of Trust assets, the Trustee shall effect the directed transactions and shall not incur any liability as a result of its compliance with such directives. The Trustee may invest and reinvest all remaining Trust assets in accordance with the Investment Guidelines and may rely on such guidelines until written notice to the contrary is provided by the Plan Administrator.

     4.3 Upon receipt of any cash contributions from the Company that are to be invested in specific investment assets in accordance with the Plan Administrator's directives, the Trustee may, for a reasonable period, hold such contributions in interest-bearing accounts until sufficient amounts are accumulated to purchase one or more full units of the particular asset or security designated by the Plan Administrator in its investment directives.

     4.4 With respect to Trust assets that are to be invested in accordance with the Investment Guidelines, the Trustee may invest or reinvest all or any specified portion thereof in any Trustee-administered commingled or collective trust fund with the same general investment objectives, and the instruments under which any such commingled or collective fund has been established shall be incorporated into this Trust Agreement and made a part hereof. In no event, however, may any assets of the Trust Fund be invested or reinvested in stocks, securities or debt instruments issued by the Company or any parent or subsidiary company (as determined pursuant to the provisions of Code Section 424).

     4.5 Subject to (i) the express obligations of the Trustee under this Trust Agreement and (ii) any specific investment directives provided by the Plan Administrator, the Trustee shall have all the rights, powers and privileges of an absolute owner when dealing with the assets of the Trust Fund, including (without limitation) full power and authority:

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          (i)    to hold, manage, improve, repair and control all property of the Trust Fund, real or personal; and to sell, convey, transfer, exchange, partition, lease, or otherwise dispose of the same from time to time in such manner, for such consideration and upon such terms and conditions, including credit, as the Trustee shall determine in its discretion;

          (ii) to purchase (or subscribe for) and retain any securities or other property, including life insurance policies, and to establish margin accounts in connection therewith to the extent applicable;

          (iii) to exercise any option, conversion privilege or subscription right given the Trustee as the owner of any security held in the Trust Fund; to exercise any and all voting rights upon any stocks, bonds or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property comprising the Trust Fund;

          (iv) to commence or defend legal or administrative proceedings, and to compromise, arbitrate, or settle claims, debts or damages in favor of or against the Trust and to deliver or accept, in either total or partial satisfaction of any indebtedness or other obligation, any property, and to continue to hold for such period of time as the Trustee may deem appropriate any property so received, and to pay all costs and reasonable attorney fees in connection therewith out of the assets of the Trust Fund;

          (v) to foreclose any obligation by judicial proceeding or otherwise;

          (vi) to deposit any securities held in the Trust Fund with a securities depository;

          (vii) to invest assets of the Trust Fund in time deposits or savings accounts bearing a reasonable rate of interest; to invest in Treasury Bills and other forms of United States government obligations; to deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations;

          (viii) to sell, purchase or acquire put or call options that are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, or, if not so traded, that are guaranteed by a member firm of the New York Stock Exchange;

          (ix) to cause any securities to be registered - whether or not required by federal or California state statute - and to carry any such securities in the name of a nominee or nominees; and

          (x) to make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

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     4.6  The Trustee shall at all times act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

     4.7 The Trustee shall not incur liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust Agreement and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     4.8 The Trustee shall be fully protected in acting upon any instruction, directive or document believed by the Trustee to be genuine and to be presented or signed by the person or persons duly authorized to do so, and the Trustee shall be under no duty to make any investigation or inquiry as to the authenticity of such instruction or document.

     4.9 The Trustee may consult with legal counsel of the Trustee's choice, including counsel for the Company, upon any question or matter arising hereunder and shall be fully protected in acting in good faith upon the advice of such counsel.

     4.10 If the Trustee has knowledge that any directive of the Company or the Plan Administrator constitutes a breach of the Company's or the Plan Administrator's obligations under the provisions of the Plan or this Trust Agreement, then the Trustee shall not be obligated to follow such directive and shall have full power and authority to take such remedial action as the Trustee deems necessary.

     4.11 The Trustee shall be responsible solely for its own acts, or omissions and shall not incur any liability for a breach of duty by the Company or the Plan Administrator under the Plan or this Trust Agreement, unless the Trustee participates knowingly in such breach, knowingly undertakes to conceal such breach, has actual knowledge of such breach and fails to take reasonable action to remedy such breach or, through its own negligence in performing its fiduciary responsibilities with respect to the Trust Fund, has enabled the Company or the Plan Administrator to commit a breach of the latter's duties or responsibilities under the Plan or this Trust Agreement.

     4.12 To the extent the Plan Administrator fails to furnish investment or reinvestment directives or other investment guidelines after the Trustee has requested instruction, then the Trustee may, in the absence of such directives or guidelines, either (i) take such affirmative action as the Trustee deems appropriate and proper for the Trust Fund or (ii) refuse to take any action with respect to the investment or reinvestment of the Trust Fund. In such latter event, the Trustee shall not incur any liability for its inaction, unless the conduct of the Trustee in the matter otherwise renders the Trustee liable under
Section 5.10 for any breach of duty by the Company or the Plan Administrator.

     4.13 The Trustee shall have no obligation to institute legal proceedings, or to defend against any claim or action, arising from or relating to the Trust Fund or any transactions or distributions effected thereunder, unless the Trustee is provided with adequate assurances of indemnification from the Company against any and all loss, cost, liability or expense associated

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therewith, and the Company hereby agrees to provide such indemnification as and when such expenses are incurred; provided, however, that such
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indemnification shall not extend to any settlement agreement entered into by the Trustee without the prior written consent of the Plan Administrator.

     4.14 The Trustee may hire agents, accountants, actuaries and financial consultants for purposes of obtaining assistance in the performance of its duties and responsibilities hereunder, including (without limitation) any determination of the Company's Insolvency, and may pay the reasonable compensation and expenses of such individuals out of the assets of the Trust Fund, unless paid by the Company within forty-five (45) days after receipt of the written bill.

                                  ARTICLE V

                           REACQUISITION/REVERSION

     5.1 The Company shall have no right, power or authority to direct the Trustee to return to the Company (or otherwise divert to third parties other than general creditors of the Company who become entitled to payments hereunder in accordance with Article III) any assets of the Trust Fund prior to the distribution of all Deferred Payments due Participants under the Plan. Should the Trustee determine, on the basis of written documentation provided by the Plan Administrator, that the assets of the Trust Fund exceed the Company's aggregate liability for all Deferred Payments due participants under the Plan, such excess assets shall, upon the Company's written request, be returned to the Company. In no event, however, will any such determination of excess assets be made, nor any portion of the Trust Fund be returned to the Company, at a time when Participants are still permitted to make deferral elections under the Plan with respect to future salary or bonus payments.

                                 ARTICLE VI

                                 ACCOUNTING

     6.1 The Trustee shall maintain accurate records and detailed accounts of all investments, receipts, distributions, disbursements and other transactions hereunder upon a calendar year basis, and such records shall be available at all reasonable times for inspection by the Plan Administrator, the Company's Chief Financial Officer or any other authorized representative of the Company.

     6.2 The Trustee shall, at the direction of the Plan Administrator, submit to the Plan Administrator such valuations, reports or other information as the Plan Administrator may reasonably require. The Trust Fund shall be valued by the Trustee at least quarterly at fair market value as of the close of business on the last business day of each calendar quarter. In the absence of fraud or bad faith, the valuation of the Trust Fund by the Trustee shall be conclusive.

     In connection with each such periodic valuation, the Trustee shall, as of the close of such period, render to the Plan Administrator a separate account and report of the individual assets and liabilities of the Trust Fund and the income, gain, losses and expenses of each investment asset maintained from time to time as part of the Trust Fund. Such report shall also include all expenses and charges incurred by the Trustee in acquiring each investment asset directed by the

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Plan Administrator (including purchase price, brokerage fees, commissions and other front-end charges) and all proceeds realized by the Trustee in liquidating each investment asset as directed by the Plan Administrator, together with all taxes, costs and expenses incurred in connection with such liquidation.

     6.3 Within sixty (60) days following the close of each calendar year or following the close of any other period as may be agreed upon by the Trustee and the Plan Administrator, the Trustee shall file with the Plan Administrator a written account setting forth a description of all securities and other property purchased and sold (including the purchase price or sale proceeds and related fees and expenses), all receipts, distributions, disbursements and other transactions effected by the Trustee during such calendar year or other designated period, and listing the individual securities and other assets held by the Trustee at the end of such calendar year or other designated period, together with the then fair market value thereof.

     The Plan Administrator may approve such account by written notice of approval delivered to the Trustee, or by failure to deliver to the Trustee express written objections to such account, within sixty (60) days from the date on which the account is delivered to the Plan Administrator.

     Upon the Trustee's receipt of written approval of the account or upon the Plan Administrator's failure to deliver to the Trustee written objections to the account prior to the expiration of the sixty (60) day period within which such objections may be filed, such account shall be deemed to be approved, and the Trustee shall be released and discharged from liability and accountability to the Company with respect to all items, matters and transactions set forth in such account, as if such account had been settled and allowed by a decree of a court of competent jurisdiction to which the Trustee and the Company were parties.

     6.4 Should the Trustee determine that the Trust Fund consists in whole or in part of property not traded freely on a recognized market or that information necessary to ascertain the fair market value thereof is not readily available to the Trustee, then the Trustee shall request the Plan Administrator to instruct the Trustee as to the value of such property for purposes of this Trust Agreement, and the Plan Administrator shall promptly comply with such request. The Trustee shall be entitled to rely upon the value placed upon such property by the Plan Administrator in its instructions to the Trustee. Should the Plan Administrator fail or refuse to instruct the Trustee as to the value of such property within a reasonable time after receipt of the request of the Trustee to do so, the Trustee may in its sole discretion engage a competent appraiser to determine the fair market value of such property for all purposes hereunder.
The valuation determined by such appraiser shall be binding on all parties who have an interest in the Trust Fund, and the cost of such appraisal shall be paid by the Trustee out of the Trust Fund, unless paid by the Company within forty-five (45) days after receipt of the written bill.

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

                                 ARTICLE VII

                          COMPENSATION AND EXPENSES

     7.1 The Trustee shall pay from the Trust Fund all costs and fees incurred in the acquisition of Trust Fund investments (including the purchase price, fees, commissions and other front-end charges). The Trustee shall, upon the written direction of the Company's Chief Financial Officer, pay all federal, state and local income taxes incurred by the Company in connection with the income and earnings of the assets held in the Trust Fund, and such taxes shall accordingly be deducted from and charged against the Trust Fund. To the extent such costs, fees and taxes relate to specific investment assets that measure the investment return on one or more Trust Accounts, such charges against the Trust Fund shall be deducted specifically from such Trust Accounts.

     7.2 Reasonable expenses incurred in the administration of the Trust (including counsel, appraisal and accounting fees) may be paid out of the Trust Fund, unless paid by the Company within forty-five (45) days after receipt of the written bill.

     7.3 Brokerage commissions, transfer taxes and other charges and expenses realized or incurred in connection with the sale or other liquidation of stocks, securities and other property by the Trust shall be paid out of the Trust Fund. The Trustee shall, upon the written direction of the Company's Chief Financial Officer, pay all federal, state and local income taxes incurred by the Company in connection with any gain recognized upon the liquidation or sale of Trust Fund assets, and such taxes shall accordingly be deducted from and charged against the Trust Fund. To the extent such charges, expenses and taxes relate to specific investment assets that measure the investment return on one or more Trust Accounts, such charges against the Trust Fund shall be deducted specifically from such Trust Accounts.

     7.4 The Trustee shall be entitled to reasonable fees for services rendered. Any fees to which the Trustee may become entitled hereunder shall be paid out of the Trust Fund, unless paid by the Company within forty-five (45) days after receipt of the written bill.

                                ARTICLE VIII

                           RESIGNATION OR REMOVAL

     8.1 The Trustee may resign as Trustee hereunder or may be removed by the Plan Administrator. Such resignation or removal may be accomplished at any time upon the giving of thirty (30) days advance written notice, unless waived. The Plan Administrator may appoint a successor Trustee at any time, and such Trustee shall thereupon succeed to all the powers and duties given to the Trustee by this Trust Agreement, and there shall be transferred to such successor Trustee all right, title and interest in and to the property then held in the Trust Fund. However, a reasonable sum of money may be reserved for payment of the expenses incurred in connection with the settlement of accounts upon the resignation or removal of the Trustee, and any balance of such reserve remaining after the payment of such expenses shall be paid over to the successor Trustee as part of the Trust fund.

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     8.2  Within sixty (60) days after the resignation or removal of the
Trustee, the resigning or removed Trustee shall render to the Plan Administrator an account in the form and manner prescribed for the annual account in accordance with Section 7.3 hereof. Unless the Plan Administrator shall, within sixty (60) days after the rendition of such account, file with the Trustee written objections thereto, the account shall be deemed to have been approved, and the resigning or removed Trustee shall be released and discharged from liability and accountability to the Company with respect to all items, matters and transactions set forth in such account, as if such account had been settled and allowed by a decree of a court of competent jurisdiction to which the Trustee and the Company were parties.

     8.3 Any successor Trustee appointed under this Trust shall not incur any liability by reason of, or have any duty or responsibility tot inquire into or undertake any action with respect tot, any acts performed or omitted to be performed under this Trust by any predecessor Trustee.

                                 ARTICLE IX

                          AMENDMENT AND TERMINATION

     9.1 This Trust Agreement may be amended at any time and to any extent by a written instrument executed by the Trustee and the Company; provided, however, that no such amendment shall make this Trust revocable by the Company.

     9.2 The Trust shall terminate at such time as all existing assets of the Trust Fund shall have been applied to the payment and satisfaction of (i) the claims of the Company's creditors pursuant to the provisions of Section 4.2 and
(ii) all compensation and expense reimbursements to which the Trustee is entitled hereunder.

     9.3 Unless sooner terminated under Section 10.2, the Trust shall in all events terminate at such time as (i) all deferrals of compensation under the Plan shall have ceased and (ii) all Deferred Payments due Participants under the
                       ---
Plan shall have been paid in full, with the result that there shall not at such time be any outstanding balance in the deferred compensation accounts maintained on the books of the Company for Participants in the Plan.

     9.4 Upon termination of the Trust as provided in Section 10.3, any assets remaining in the Trust Fund shall be returned to the Company.

                                  ARTICLE X

                                MISCELLANEOUS

    10.1 The Trust shall be administered in the State of California, and its validity, construction and all rights hereunder shall be governed by the laws of California, except to the extent preempted by ERISA. If the provisions of this Trust Agreement and the Plan shall be inconsistent or otherwise in conflict regarding the rights, duties or obligations of the Trustee, the provisions of the Trust Agreement shall control. If any provisions of this Trust Agreement shall be invalid or unenforceable, the remaining provisions thereof shall continue to be fully effective.

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

    10.2 No Participant entitled to any benefit or distribution from the Trust Fund shall have any right to assign, alienate, hypothecate or encumber his or her interest in such benefit or distribution, and such benefit or distribution shall not, to the full extent permitted by law, be subject to the claims of his or her creditors or liable to attachment, execution or other process of law.

                                 ARTICLE XI

                               INDEMNIFICATION

    11.1 The Company shall indemnify the Trustee against, and hold the Trustee harmless from, all liabilities and claims (including reasonable attorney fees and expenses in defending against such liabilities and claims) against the Trustee arising out of (a) any breach of duty by the Company or the Plan Administrator under the Plan or this Trust Agreement, unless such Trustee participates knowingly in such breach, knowingly undertakes to conceal such breach, has actual knowledge of such breach and fails to take reasonable remedial action to remedy such breach or, through its negligence in performing its own specific fiduciary responsibilities, has enabled the Company or the Plan Administrator to commit a breach of the latter's duties or responsibilities under the Plan or this Trust Agreement, or (b) any breach by such Trustee in the performance of its fiduciary duties under this Trust Agreement, unless such latter breach arises in whole or in part from the gross negligence or willful misconduct of such Trustee. The Trustee shall be entitled to collect on the indemnity under this Article XI from the assets of the Trust Fund, unless the Company provides such indemnification from its general assets within forty-five
(45) days after written demand from the Trustee.

     IN WITNESS WHEREOF, the Company and the Trustee have executed this Trust Agreement as of the date first above written.


                              HALL, KINION & ASSOCIATES, INC.


                              By:
                                 ---------------------------------------
                              Title:  Vice President and Chief Financial Officer


                              FIRST AMERICAN TRUST COMPANY, TRUSTEE


                              By:
                                 ---------------------------------------

                              Title:  Vice President

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